UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2006

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a) On February 9, 2006, the Audit Committee of the Board of Directors of Crown Castle International Corp. (“Company”), with the concurrence of the Company’s executive officers and independent accountants, concluded that the Company’s previously issued financial statements for the years ended December 31, 2003 and 2004, each of the quarters of 2004, and the first three quarters of 2005 (“Restatement Periods”) should be restated as a result of certain errors contained therein.

In February 2005, the Securities and Exchange Commission issued a public letter to the American Institute of Certified Public Accountants clarifying its interpretation of existing accounting literature applicable to certain leases and leasehold improvements. In March of 2005, as a result of such clarification, the Company adjusted (both retroactively and prospectively) its method of accounting for tenant leases, ground leases, and depreciation and restated its prior financial statements as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to reflect the corrections of errors for certain non-cash items relating to the Company’s lease accounting practices. As noted in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, the Company engaged in a lease by lease review of the leases impacted by this clarification. Following the completion of this review, the Company, in consultation with its independent accountants, reached its conclusion that certain of its prior financial statements should be restated to record certain non-cash adjustments.

The Company believes the impacts of these errors are not material to any previously issued financial statement. However, the cumulative adjustments required to correct these errors could be material to the fourth quarter of 2005 if taken as a single adjustment in that quarter. Therefore, the Company determined that the errors are most appropriately corrected through the restatement of previously issued financial statements for the Restatement Periods. As a result, the Company will make appropriate filings with the Securities and Exchange Commission that include the restated financial statements for the Restatement Periods to reflect these corrections in the proper periods.

The Company expects that the net aggregate amount of the non-cash adjustments relating to periods prior to October 1, 2005 will result in an improvement to net income (loss) of approximately $20 million. The Company expects approximately one-half of such net aggregate improvement to net income (loss) to relate to periods prior to January 1, 2003.

The Company’s decision to restate previously issued financial statements was based on the impact that a single cumulative correction on the fourth quarter 2005 financial statements would have, if made in such quarter, rather than the impact on any previously issued financial statement. The Company expects to reflect the restated financial statements for the Restatement Periods in its Form 10-K for the year ended December 31, 2005. In addition, the Company expects to reflect the restated unaudited quarterly financial statements for the first three quarters of 2005 in its quarterly filings on Form 10-Q in 2006. The Company expects to file its Form 10-K for the year ended December 31, 2005 in March 2006.

The Audit Committee and executive officers of the Company discussed with the Company’s independent accountants the matters disclosed in this Item 4.02(a) of this Form 8-K.

ITEM 7.01 — REGULATION FD DISCLOSURE

On February 13, 2006, the Company issued a press release announcing (1) the date on which the Company intends to release its results of operations for the fourth quarter and year ended December 31, 2005 and (2) the restatement of certain of its financial statements as described in Item 4.02(a) above. The press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated February 13, 2006

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Language Regarding Forward-Looking Statements

This document contains forward-looking statements and information that are based on the current expectations of the Company’s management. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the dollar amount of the non-cash adjustments described herein and (ii) the materiality and impact of the errors and related adjustments described herein on the Company’s results for fourth quarter 2005 or any prior period, (iii) the periods to which the non-cash adjustments relate, and (iv) the Company’s filings with the Securities and Exchange Commission. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the Company’s results is included in the Company’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: February 13, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 13, 2006

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